As filed with the Securities and Exchange Commission on December 18, 1998
                                                Registration No. 333-_________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                           ALEXANDER & BALDWIN, INC.
               (Exact name of issuer as specified in its charter)
       HAWAII                                           99-0032630
(State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                   822 BISHOP STREET, HONOLULU, HAWAII 96813
                  POST OFFICE BOX 3440, HONOLULU, HAWAII 96801
              (Address of principal executive offices) (Zip Code)

                            ----------------------

        ALEXANDER & BALDWIN, INC. 1998 STOCK OPTION/STOCK INCENTIVE PLAN ALEXANDER & BALDWIN, INC. 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
      ALEXANDER & BALDWIN, INC. NON-EMPLOYEE DIRECTOR STOCK RETAINER PLAN
                           (Full title of the plans)

                             ---------------------

                                Michael J. Marks
                 Vice President, General Counsel and Secretary
                           ALEXANDER & BALDWIN, INC.
                   822 BISHOP STREET, HONOLULU, HAWAII 96813
                    (Name and address of agent for service)
                                 (808) 525-6611
         (Telephone number, including area code, of agent for service)

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

Title of Securities to          Amount to be          Offering                 Aggregate           Amount of
    be Registered               Registered(1)           Price              Offering Price(2)     Registration
                                                     per Share(2)                                     Fee
=============================================================================================================

Alexander & Baldwin, Inc.
1998 Stock Option/Stock
Incentive Plan
--------------
Common Stock,
no par value                    2,100,000 shares     $20.6875              $43,443,750           $12,077.36

Alexander & Baldwin, Inc.
1998 Non-Employee Director
Stock Option Plan
-----------------
Common Stock,
no par value                      130,000 shares     $20.6875              $ 2,689,375           $   747.65

Alexander & Baldwin, Inc.
Non-Employee Director
Stock Retainer Plan
-------------------
Common Stock,
no par value                       20,000 shares     $20.6875              $   413,750           $   115.02


                                                                         Aggregate Filing Fee    $12,940.03

=============================================================================================================

(1) This Registration Statement also shall cover any additional shares of Common Stock which become issuable under the Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan, the Alexander & Baldwin, Inc. 1998 Non-Employee Director Stock Option Plan, and/or the Alexander & Baldwin, Inc. Non-Employee Director Stock Retainer Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration, which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on December 14, 1998, as reported by the Nasdaq National Market.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3    Incorporation of Certain Documents by Reference
          -----------------------------------------------

                   Alexander & Baldwin, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the SEC on March 27, 1998;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, filed with the SEC on May 14, 1998, August 12, 1998, and November 13, 1998, respectively;

          (c) The Registrant's Current Reports on Form 8-K, filed with the SEC on July 16, 1998 and August 25, 1998, respectively; and

          (d) The Registrant's Restated Articles of Association, as restated effective May 5, 1986, together with Amendments dated
               April 28, 1988 and April 26, 1990, filed with the SEC on May 14, 1990 as Exhibits 3.a.(iii) and (iv) to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1990, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          (e) The Registrant's Registration Statement on Form 8-A filed with the SEC on July 16, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's common stock purchase rights.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4    Description of Securities
          -------------------------

          Inapplicable.

Item 5    Interests of Named Experts and Counsel
          --------------------------------------

          Inapplicable.

Item 6    Indemnification of Directors and Officers
          -----------------------------------------

          Section 415-5 of the Hawaii Revised Statutes and the Registrant's Articles of Association contain certain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers or agents of the Registrant. Article VI of the Articles of Association sets forth the extent to which officers or directors of the Registrant may be protected or indemnified against certain liabilities which they may incur. The general effect of such provision is that a person made a party to an action, suit or proceeding by reason of the fact that he/she is or was a director, officer, employee or agent of the Registrant, or of another corporation or other enterprise which he/she served as such at the request of the Registrant, shall be indemnified by the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding, provided he/she was acting in good faith and in a manner he/she reasonably believed to be in the best interests of the Registrant and only upon a determination in the specific case that the actions of such person met the applicable standard of conduct. Article VI also provides that no director, officer, or assistant officer of the Registrant, or person who serves as a director, officer, or assistant officer of another corporation at the request of the Registrant, shall be liable for any loss or damage suffered by the Registrant due to an act or omission of such person unless he/she shall have been guilty of misconduct or gross negligence. Chapter 415 of the Hawaii Revised Statutes (Hawaii Business Corporation Act) and the Registrant's Articles of Association also permit the Registrant to purchase insurance on behalf of its directors, officers or agents against such liabilities and expenses and the Registrant has purchased such liability insurance.

          Chapter 415 of the Hawaii Revised Statutes was amended in 1989 to give corporations the power, provided shareholder approval is obtained, to eliminate or limit the personal liability of directors in actions for monetary damages brought by the corporation or its shareholders against a director for breach of fiduciary duty. The Registrant's shareholders have approved an amendment to the Registrant's Articles of Association which limits such personal liability. Corporations may not, however, eliminate or limit a director's liability for any breach of a duty of loyalty, any act or omission not performed in good faith or involving intentional misconduct or a willful or reckless disregard of the director's fiduciary duty, any transaction from which a director received an improper benefit or any willful or negligent violation of any provision of Chapter 415 of the Hawaii Revised Statutes concerning payment of dividends or purchase or redemption of the corporation's stock. Any elimination or limitation of directors' liability would apply only to acts or causes of action occurring or arising after the effective date of the amendment.

Item 7    Exemption from Registration Claimed
          -----------------------------------

          Inapplicable.

Item 8    Exhibits
          --------

          Exhibit Number    Exhibit
          --------------    -------

                 4          Instruments Defining Rights of Stockholders.
                            Reference is made to Registrant's  Restated
                            Articles of Association, together with Amendments
                            thereto, and Registrant's Registration Statement on
                            Form 8-A, including the exhibits thereto, which
                            are incorporated herein by reference pursuant to
                            Items 3(d) and 3(e) of this Registration Statement.
                 5          Opinion of Brobeck, Phleger & Harrison LLP.
                23.1        Consent of Deloitte & Touche LLP, Independent
                            Auditors.
                23.2        Consent of Brobeck, Phleger & Harrison LLP is con-
                            tained in Exhibit 5.
                24          Power of Attorney.  Reference is made to page II-4
                            of this Registration Statement.
                99.1*       Alexander & Baldwin, Inc. 1998 Stock Option/Stock
                            Incentive Plan.
                99.2        Form of Stock Option Agreement for initial option
                            grant.
                99.3*       Alexander & Baldwin, Inc. 1998 Non-Employee
                            Director Stock Option Plan.
                99.4*       Alexander & Baldwin, Inc. Non-Employee Director
                            Stock Retainer Plan.

* Exhibits 99.1 and 99.3 are incorporated herein by reference to Exhibits 10.b.1.(xxxii) and 10.b.1.(xxxiii), respectively, of Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the SEC on May 14, 1998. Exhibit 99.4 is incorporated herein by reference to
Exhibit 10.b.1.(xxxiv) of Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the SEC on August 12, 1998.

Item 9    Undertakings.
          ------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registra-tion Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration State-ment or any material change to such information in this Registration
Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unissued upon the termination of the 1998 Stock Option/ Stock Incentive Plan, the 1998 Non-Employee Director Stock Option Plan, and/or the Non-Employee Director Stock Retainer Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnifica-tion against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the under-signed, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on this 18th day of December, 1998.

                                  ALEXANDER & BALDWIN, INC.


                                  By  /s/ W. Allen Doane
                                      _______________________________
                                      W. Allen Doane
                                      President and Chief Executive Officer and
                                      Director


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS:

               That the undersigned officers and directors of ALEXANDER & BALDWIN, INC., a Hawaii corporation, do hereby constitute and appoint R. J. Pfeiffer, W. Allen Doane, and Michael J. Marks and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                      Title                                          Date
----------                      -----                                          ----


/s/ R. J. Pfeiffer
___________________________     Chairman of the Board                          December 18, 1998
R. J. Pfeiffer


/s/ W. Allen Doane
___________________________     President and Chief Executive Officer
W. Allen Doane                  (Principal Executive Officer) and Director     December 18, 1998


/s/ Glenn R. Rogers
___________________________     Executive Vice President,                      December 18, 1998
Glenn R. Rogers                 Chief Financial Officer and Treasurer
                                (Principal Financial and Accounting
                                Officer)

/s/ Michael J. Chun
___________________________     Director                                       December 18, 1998
Michael J. Chun


/s/ John C. Couch
___________________________     Director                                       December 18, 1998
John C. Couch


/s/ Leo E. Denlea, Jr.
___________________________     Director                                       December 18, 1998
Leo E. Denlea, Jr.


/s/ Walter A. Dods, Jr.
___________________________     Director                                       December 18, 1998
Walter A. Dods, Jr.


/s/ Charles G. King
___________________________     Director                                       December 18, 1998
Charles G. King


/s/ Carson R. McKissick
___________________________     Director                                       December 18, 1998
Carson R. McKissick


/s/ C. Bradley Mulholland
___________________________     Director                                       December 18, 1998
C. Bradley Mulholland


/s/ Lynn M. Sedway
___________________________     Director                                       December 18, 1998
Lynn M. Sedway


/s/ Maryanna G. Shaw
___________________________     Director                                       December 18, 1998
Maryanna G. Shaw


/s/ Charles M. Stockholm
___________________________     Director                                       December 18, 1998
Charles M. Stockholm


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                           ALEXANDER & BALDWIN, INC.

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number         Exhibit
-------        -------

  4            Instruments Defining Rights of Stockholders.  Reference is
               made to Registrant's Restated Articles of Association, together with Amendments thereto, and Registrant's Registration Statement on Form 8-A, including the exhibits thereto, which are
               incorporated herein by reference pursuant to Items 3(d) and 3(e)
               of this Registration Statement.
  5            Opinion of Brobeck, Phleger & Harrison LLP.
 23.1          Consent of Deloitte & Touche LLP, Independent Auditors.
 23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
 24            Power of Attorney.  Reference is made to page II-4 of this
               Registration Statement.
 99.1*         Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive
               Plan.
 99.2          Form of Stock Option Agreement for initial option grant.
 99.3*         Alexander & Baldwin, Inc. 1998 Non-Employee Director Stock
               Option Plan.
 99.4*         Alexander & Baldwin, Inc. Non-Employee Director Stock Retainer
               Plan.

* Exhibits 99.1 and 99.3 are incorporated herein by reference to Exhibits 10.b.1.(xxxii) and 10.b.1.(xxxiii), respectively, of Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the SEC on May 14, 1998. Exhibit 99.4 is incorporated herein by reference to
Exhibit 10.b.1.(xxxiv) of Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the SEC on August 12, 1998.